Exhibit 10.2

FORM OF

RESOLUTE ENERGY CORPORATION

CASH-SETTLED STOCK APPRECIATION RIGHT GRANT AGREEMENT

(Executive Officers)

This Cash-Settled Stock Appreciation Right Grant Agreement (this “Agreement”) between RESOLUTE ENERGY CORPORATION (the “Corporation”) and [ name ] (“Participant”) is dated as of February 18, 2016 (the “Date of Grant”).

RECITALS

A.The Corporation has adopted the Resolute Energy Corporation 2009 Performance Incentive Plan, as amended (the “Plan”);

B.The Plan provides for the granting of incentive awards to eligible persons as determined by the Administrator;

C.The Administrator has determined that Participant is a person eligible to receive a cash-settled stock appreciation right award under the Plan and has determined that it would be in the best interests of the Corporation to grant the award provided for herein.

AGREEMENT

1.Grant of Stock Appreciation Rights.

(a)Grant.  The Corporation hereby grants to Participant cash-settled stock appreciation rights covering [___] shares of the Corporation’s common stock (the “Common Stock”), subject to the conditions of the Plan and this Agreement (the “Stock Appreciation Rights”).  A Stock Appreciation Right is a right to receive an amount in cash equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date on which a Stock Appreciation Right is exercised over its Base Price (such amount, the “Spread”).  The base price for the Stock Appreciation Rights granted hereby is $[___] per share of Common Stock, which is 110% of the Fair Market Value of a share of Common Stock on the Date of Grant (the “Base Price”).

(b)Definition of Fair Market Value.  For purposes of this Agreement, “Fair Market Value” shall mean the last sale price for a share of Common Stock as quoted on the New York Stock Exchange (“NYSE”) or other principal stock exchange on which the Common Stock is then listed for the date in question or, if no sales of Common Stock were reported by the NYSE or other such exchange on that date, the last price for a share of Common Stock as furnished by the NYSE or other such exchange for the next preceding day on which sales of Common Stock were reported by the NYSE.  If the Common Stock is no longer listed or is no longer actively traded on the NYSE or listed on a principal stock exchange as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.

(c)Plan Incorporated.  Participant acknowledges receipt of a copy of the Plan, and agrees that, except as contemplated by Section 14 below, this award of Stock Appreciation Rights shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.  Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.

2.Vesting and Forfeiture.

Vesting Schedule.  The Stock Appreciation Rights shall vest and become exercisable in installments in accordance with the following schedule, provided Participant remains continuously employed by or providing services to the Corporation from the Date of Grant through the vesting dates indicated below (each a “Vesting Date”).  The Stock Appreciation Rights that have vested in accordance with this Section 2 are referred to herein in as “Vested SARs.”

Vesting Date	Number of Stock Appreciation Rights Vesting on the Applicable Vesting Date
March 8, 2017
March 8, 2018
March 8, 2019

Vesting shall be cumulative, so that once any portion of the Stock Appreciation Rights becomes vested and exercisable, it shall continue to be vested and exercisable in whole or in part, as elected by Participant from time to time, until the Stock Appreciation Rights expire in accordance with Sections 4 or 5 below, as applicable.

3.Exercise of Stock Appreciation Rights.

(a)Procedure for Exercise.  If electing to exercise all or part of the Stock Appreciation Rights, Participant shall give written notice to the Corporation of such election and of the number of Stock Appreciation Rights he or she has elected to exercise, in such form as the Administrator shall have prescribed or approved.

(b)Payment.  On the exercise of each Vested SAR, the Corporation shall deliver to Participant an amount of cash in United States Dollars equal to the Spread for each Vested SAR exercised, less any amounts withheld pursuant to Section 5 hereof.

4.Termination of Stock Appreciation Rights.  Each Stock Appreciation Right and all rights and privileges thereunder shall terminate and may no longer be exercised at 11:59 P.M. E.T. on February 17, 2026 (the “Expiration Date”), or, if earlier, upon the earlier to occur of (i) the forfeiture or expiration of the Stock Appreciation Right pursuant to Section 5 hereof, or (ii) the exercise of such Stock Appreciation Right pursuant to Section 3 hereof.

5.Termination of Employment.

(a)Continuing Employment.  Except as provided below, vesting of Stock Appreciation Rights pursuant to the foregoing schedule shall occur on a Vesting Date only if Participant continues to be employed by the Corporation from the Date of Grant to such Vesting Date.  If the Participant ceases to be employed by the Corporation at any time prior to the final Vesting Date, for any reason or no reason, with or without cause, except as provided below, all unvested Stock Appreciation Rights shall be forfeited immediately and automatically on the date that Participant's employment is terminated, without payment of any consideration to Participant, and the Participant shall have no further rights with respect to such Stock Appreciation Rights.  If the Participant is employed by a subsidiary of the Corporation, any references in this Agreement to employment with the Corporation shall instead be deemed to refer to employment with such subsidiary.

(b)Termination for Cause. Upon termination of Participant’s employment or service with the Corporation and its Subsidiaries by the Corporation or its Subsidiaries for “cause,” any Stock Appreciation Rights that are outstanding as of the date of such termination of employment or service (whether vested and exercisable or not) shall terminate upon the date of such termination of employment or service.  The term “cause” shall have the meaning ascribed to such term in the Participant’s employment contract, or if none, “cause” shall be determined in good faith by the Administrator.

(c)Death or Disability.  Notwithstanding the foregoing, all outstanding and unvested Stock Appreciation Rights shall vest effective immediately upon (i) the death of Participant or (ii) the Administrator’s determination that Participant suffers from a Disability (as defined below).  All outstanding Stock Appreciation Rights as of the date of termination of employment or service shall remain exercisable for a period of one (1) year from the date of termination of employment or service, and shall terminate thereafter.  For purposes of this Agreement, “Disability” means: (A) if the Participant’s employment with the Corporation is subject to the terms of an employment agreement between the Participant and the Corporation, which employment agreement includes a definition of “Disability,” the term “Disability” as used in this Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and (B) in the absence of such an agreement, the term “Disability” shall mean a physical or mental infirmity which impairs the Participant’s ability to substantially perform his or her duties for a period of 180 consecutive days.

(d)Termination other than for Cause, Death or Disability.  Upon termination of Participant’s employment or service with the Corporation and its Subsidiaries for any reason not set forth in subsections (b) or (c), any Stock Appreciation Rights that are outstanding and vested and exercisable as of the date of termination of employment or service shall remain exercisable for a period of ninety (90) days from the date of termination of employment or service and shall terminate thereafter. Any Stock Appreciation Rights which are not vested and exercisable as of the date of such termination of employment or service shall terminate upon the date of such termination of employment or service.

(e)Death Following Termination of Employment. In the event Participant dies after terminating employment or service but prior to the expiration of the applicable post-termination exercise period described in subsection (c) or (d) above, then Participant’s heirs or beneficiary(ies) as determined pursuant to Section 7 below shall be entitled to exercise the then-outstanding Stock Appreciation Rights for a period of one (1) year following the date of death.

(f)Qualifying Retirement.  [FOR CEO, PRESIDENT AND CFO ONLY] Notwithstanding the foregoing, in the event of Participant’s Qualifying Retirement, any Stock Appreciation Rights that remain unvested as of such date shall not terminate, but shall continue to vest on the applicable Vesting Dates and shall remain outstanding until the Expiration Date as if the Participant continued to be employed by the Corporation.  “Qualifying Retirement” means retirement by the Participant after the Participant has (1) attained the age of 65, (2) completed at least five years of employment with the Corporation or its predecessor entities, and (3) remains in compliance with the terms of any non-compete agreement between the Corporation and the Participant in place at the time of Participant’s retirement.  In the event that subsequent to the date of the Participant’s retirement, he or she breaches the terms of any such non-compete agreement and fails to cure such breach within 60 days following written notice, any Stock Appreciation Rights that remains outstanding at such time shall be forfeited as of the end of such cure period.  The Participant agrees that he shall give the Corporation a minimum of six months advanced written notice of any retirement, except where circumstances do not permit such notice in which case Participant shall give the maximum amount of advanced notice reasonably practicable.

(g)No Extension Beyond Expiration Date. Notwithstanding anything above to the contrary, neither Participant nor any person claiming under or through Participant shall be permitted to exercise any portion of the Stock Appreciation Rights after the Expiration Date.

6.Change in Control Event.  The provisions of Section 7.3 of the Plan shall apply upon the occurrence of a Change in Control Event.

7.Issuance and Limits on Transferability.  Participant’s rights hereunder shall not be transferable except by will or the laws of descent and distribution or pursuant to a beneficiary designation, or as otherwise permitted by Section 5.7 of the Plan.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Participant.  Any purported assignment, alienation, pledge, attachment, sale, transfer or other encumbrance that does not satisfy the requirements of this Agreement and the Plan shall be void and unenforceable against the Corporation.

8.No Rights.  The Stock Appreciation Rights evidenced by this Agreement shall be unfunded and unsecured obligations of the Company.  In no event shall the Participant have the right to any specific assets of the Company, and Participant shall be treated as a general, unsecured creditor of the Company with respect to any amount that may be earned by Participant hereunder.

9.Withholding.  All amounts payable hereunder shall be subject to and reduced by all applicable federal, state, and local income and employment tax withholdings.

10.Authority of Administrator.  In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Administrator shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan.  All decisions and actions by the Administrator with respect to this Agreement, including the determination of Fair Market Value, shall be made in the Administrator’s discretion and shall be final and binding on the Participant.

11.Binding Effect.  This Agreement shall bind Participant and the Corporation and their beneficiaries, survivors, executors, administrators and transferees.

12.No Right to Continued Employment.  The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the Stock Appreciation Rights is contingent upon his or her continued employment by the Corporation, this Agreement does not constitute an express or implied promise of continued employment or confer upon the Participant any rights with respect to continued employment by the Corporation.  In the event that Participant is on an approved leave of absence, vesting of the award under this Agreement while on leave from the employ of the Corporation may be suspended, at the discretion of the Administrator, until the Participant returns to service.

13.Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

14.Conflicts and Interpretation.  In the event of any conflict between this Agreement and the Plan, this Agreement shall control.  In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Administrator has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

15.Amendment.  The Corporation may modify, amend or waive the terms of the Stock Appreciation Right award, prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of Participant without his or her consent, except as required by applicable law, NYSE or stock exchange rules, tax rules or accounting rules.  Prior to the effectiveness of any modification, amendment or waiver required by tax or accounting rules, the Corporation will provide notice to Participant and the opportunity for Participant to consult with the Corporation regarding such modification, amendment or waiver.  The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

16.Code Section 409A.  It is the intent of the parties that this Agreement be exempt from the requirements of Section 409A of the Code, and this Agreement shall be interpreted accordingly.

17.Participant’s Acknowledgments.  The Participant acknowledges that he or she has read this Agreement, has received and read the Plan and the Prospectus captioned Resolute Energy Corporation 2009 Performance Incentive Plan (“Information”), and understands the terms and conditions of this Agreement, the Plan and the Information.

18.Rights as a Stockholder.  Neither Participant nor any person claiming under or through Participant shall be, or have any of the rights or privileges of, a stockholder of the Corporation with respect to the Stock Appreciation Rights.

19.Notice.  Any notice to be given to the Corporation under the terms of this Agreement shall be addressed to the Corporation, in care of the Secretary, at 1700 Lincoln, Suite 2800, Denver, Colorado 80203, or at such other address as the Corporation may designate in writing to Participant.  Any notice to be given to Participant shall be addressed to Participant at the address set forth beneath his signature below, or at any other address as Participant may designate in writing to the Corporation.

IN WITNESS WHEREOF, the parties have executed this Cash-Settled Stock Appreciation Right Grant Agreement as of the date first written above.

RESOLUTE ENERGY CORPORATION

By:
Name:
Title:

PARTICIPANT

[Participant]